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                                                                     EXHIBIT 4.1

                                     FORM OF
                          REGISTRATION RIGHTS AGREEMENT


THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of _______________, 1996 by and between C-Cube Microsystems Inc., a Delaware corporation ("Company"), Sagem, S.A., Sagem International S.A. and Tregor Electronique S.A., each a company organized under the laws of France, and Iena International S.A., a company organized under the laws of Luxembourg, each of which is a former stockholder (collectively, the "Holder") of DiviCom Inc., a Delaware corporation ("DiviCom").

                                    RECITALS

     A. Pursuant to the terms of the Agreement and Plan of Reorganization dated as of May ___, 1996 (the "Reorganization Agreement") by and among Company, C-Cube Acquisition Corp. ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of Company, and DiviCom, DiviCom is being merged with and into Merger Sub (the "Merger"), with Merger Sub being the surviving corporation.

     B. In connection with the Merger and pursuant to the terms of the Reorganization Agreement, Holder received _______ shares (the "Shares") of common stock of Company ("Company Common Stock").

     C. The Reorganization Agreement provides for the execution and delivery of this Agreement, which grants Holder certain rights to have its shares registered under the Securities Act (as hereinafter defined) at the closing of the transactions contemplated thereby.

     In consideration of the representations, warranties, covenants and conditions contained herein and in the Reorganization Agreement, the parties hereto agree as follows:

                                   AGREEMENT

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          1.1. "Manager" shall mean the investment banking firm or firms designated by Holder as the managing underwriter(s) of an offering registered pursuant to this Agreement, which firm or firms shall be the existing investment bankers for or other nationally recognized investment bankers reasonably acceptable to Company.

          1.2. "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as hereinafter defined), the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Holder or the Manager notifies Company of its intention to offer Registrable Securities.

          1.3. "Registrable Securities" shall mean (i) any and all shares of Company Common Stock issued to Holder pursuant to the Reorganization Agreement to the extent such shares have not been sold (the "Merger Stock") or (ii) stock issued in respect of the Merger Stock as a result of a

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stock split or stock dividend or in connection with a recapitalization, combination, exchange, reorganization or reclassification of Company Common Stock, or pursuant to a merger, consolidation or other similar business combination transaction involving Company.

          1.4. "Securities Act" shall mean the United States Securities Act of 1933, as amended, or any similar federal United States statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          1.5. "SEC" shall mean the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act.

     2.   REGISTRATION RIGHTS.

          2.1. DEMAND REGISTRATION RIGHTS.

               (a) In the event Company shall receive from Holder a written request that Company effect a registration on Form S-3 (and any related state qualification or compliance) with respect to all or a part of the Registrable Securities owned by Holder (a "Demand Registration"), Company shall:

                    (1) as soon as reasonably practicable, and at its expense as set forth in Section 3 hereof, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Holder's Registrable Securities as are specified in such request; provided, however, that Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.1, (i) if Form S-3 (or any successor form) is not available for such offering by Holder; (ii) if Holder proposes to sell Registrable Securities in an aggregate amount less than 10% of the Registrable Securities initially issued to Holder pursuant to the Reorganization Agreement, as adjusted to reflect any event specified in Section 1.3(ii) hereof;
(iii) if two (2) Demand Registrations filed for Holder pursuant to this
Section 2.1 have become and remained effective and current as required by law for the period required by Section 4.1 hereof; (iv) if Company has effected a registration for Holder pursuant to this Section 2 within 365 days of the receipt of such request; PROVIDED, HOWEVER, that so long as the number of shares of Company Common Stock then held by Holder exceeds the greater of (x) 1% of the Company's outstanding common stock and (y) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the Nasdaq Stock Market during Company's immediately preceding four full calendar weeks, then such 365-day period shall be reduced to 180 days; (v) if the request for a registration is made on or before the date that is 90 days after the Effective Time of the Merger; (vi) in any particular jurisdiction in which Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; and (vii) at any time after three (3) years from the date hereof;

                    (2) subject to the foregoing, Company shall file a registration statement on Form S-3 (or any successor form) covering the Registrable Securities and use reasonable efforts to cause it to become and remain effective, as soon as practicable after receipt of the request of Holder; and

                    (3) at the request of Holder or Manager, enter into and perform its obligations under an underwriting or purchase agreement (the "Underwriting Agreement") in customary form for secondary offerings of common stock on Form S-3, and otherwise reasonably


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acceptable to the parties, with the Manager (acting for itself and/or a group or syndicate of underwriters) and Holder.

               (b) It is agreed that with respect to any Demand Registration requested pursuant to this Section 2.1, Company may defer the filing or effectiveness of any registration statement related thereto for a reasonable period of time not to exceed 90 days after such request if (A) Company is, at such time, working on an underwritten public offering of Company Common Stock ("Company Common Stock Offering") and is advised by its managing underwriter(s) that such offering would in its or their opinion be adversely affected by such filing and Holder will be afforded an opportunity to include in such offering at least 50% of its Registrable Securities as to which the request was made or
(B) Company determines, in its good faith and reasonable judgment, that any such filing or the offering of any Registrable Securities would materially impede, delay or interfere with any material proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving Company; PROVIDED, HOWEVER, that with respect to clause (B), Company gives Holder written notice of such determination; and PROVIDED FURTHER, HOWEVER, with respect to both clauses (A) and (B), Company shall not be entitled to postpone such filing or effectiveness if, within the preceding 12 months, it had effected two postponements pursuant to this
Section 2.1(b) and, following such postponements, the Registrable Securities to be sold pursuant to the postponed registration statements were not sold (for any reason).

          2.2 PIGGYBACK REGISTRATION RIGHTS. If at any time Company proposes to register shares of Company Common Stock under the Securities Act solely for the account of selling securityholders (other than a registration on Form S-8, or any successor or similar forms), and is not precluded from including the Registrable Securities of Holder in such registration by virtue of an existing registration rights agreement, it shall each such time promptly give notice to Holder of its intention to do so, of the SEC registration form that has been selected by Company and of rights of Holder under this Section 2.2 (the
"Section 2.2 Notice"). Unless selling securityholders whose shares are included on such registration statement have current rights to registration that would preclude such proration, the Registrable Securities shall be included thereon PRO RATA to those of the other selling securityholder or holders. Notwithstanding the foregoing, (x) if, at any time after giving written notice of its intention to register outstanding shares of Company Common Stock and prior to the effective date of the registration statement filed in connection with such registration, Company shall determine for any reason not to register such outstanding equity securities, Company may, at its election, give written notice of such determination to Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holder under Section 2.1 hereof, (y) in case of a determination by Company to delay registration of Company Common Stock, Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such Company Common Stock, and (z) Company shall only be required to include in the proposed registration that quantity of Registrable Securities as will not, in the written opinion of the underwriters, jeopardize the success of the offering by the Company. No registration effected under this Section 2.2 shall relieve Company of its obligation to effect a Demand Registration under
Section 2.1 hereof. Notwithstanding Section 4, Holder will be subject to the procedures governing the other selling stockholders in any registration effected under this Section 2.2.

     3. EXPENSES OF REGISTRATION. Whether or not any registration statement prepared and filed pursuant to Section 2 hereof is declared effective by the SEC (except where a Demand Registration is terminated, withdrawn or abandoned at the written request of Holder), Company shall pay all expenses incident to Company's performance of or compliance with the registration


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requirements of this Agreement, including, without limitation, the following:
(A) all SEC registration and filing fees and expenses; (B) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Registrable Securities;
(C) any and all expenses incident to its performance of, or compliance with, this Agreement, including, without limitation, any allocation of salaries and expenses of Company personnel or other general overhead expenses of Company, or other expenses for the preparation of historical and pro forma financial statements; (D) fees and expenses incurred in connection with the listing of Registrable Securities on each securities exchange or the NASDAQ Stock Market, as applicable, on which securities of the same class are then listed; (E) all transfer and/or exchange agent and registrar fees; (F) fees and expenses in connection with the qualification of the Registrable Securities under securities or "blue sky" laws including reasonable fees and disbursements of counsel for the underwriters in connection therewith; (G) mailing and printing expenses relating to the registration and distribution of Registrable Securities;
(H) messenger and delivery expenses relating to the registration and distribution of Registrable Securities; and (I) fees and out-of-pocket expenses of counsel for Company and its independent certified public accountants (including the expenses of any audit, review and/or "cold comfort" letters) and other persons, including special experts, retained by Company (collectively, clauses (A) through (I), "Registration Expenses"); PROVIDED, HOWEVER, that Company shall not be required to pay, and Holder shall pay, any discounts, commissions or fees of underwriters, selling brokers and dealers relating to the distribution of the Registrable Securities, and any fees and out-of-pocket expenses of counsel selected by Holder in connection with the registration of Registrable Securities.

     4. REGISTRATION PROCEDURES. In the case of each registration effected by Company pursuant to Section 2.1 of this Agreement, Company shall keep Holder advised in writing as to the initiation of each registration and as to the completion thereof. Company shall (i) permit Holder, the Manager, if any, and their respective counsel to make such investigation of Company as they may reasonably request, (ii) furnish to Holder, the Manager and their respective counsel drafts of the registration statement and all amendments thereto, all prospectuses and supplements thereof prior to filing with the SEC and consider their comments and suggestions with respect to such documents, and (iii) not file any such registration statement, amendment, prospectus or supplement to which Holder or the Manager shall reasonably object. At its expense, Company shall:

          4.1 keep such registration pursuant to Section 2 hereof effective and current as required by law for a period of 90 days or such reasonable period necessary to permit Holder to complete the distribution described in the registration statement relating thereto, whichever first occurs, or for such period as may be agreed to in the Underwriting Agreement;

          4.2 prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act and the Underwriting Agreement and to keep such registration statement effective and current as required by law for that period of time specified in Section 4.1 hereof, in each case exclusive of any period during which the prospectus used in connection with such registration shall not comply with the requirements of Section 10 of the Securities Act, and respond as promptly as practicable to any comments received from the SEC with respect to such registration statement or any amendment thereto;

          4.3 furnish such number of copies of the registration statement, each amendment thereto, each preliminary prospectus, prospectuses, supplements and incorporated documents and other documents incident thereto as Holder or the Manager from time to time may reasonably


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request;

          4.4 use all reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as Holder and each underwriter of the Registrable Securities shall reasonably request, and do any and all other acts and things which may be necessary or desirable to enable Holder and such underwriter to consummate the offering and disposition of Registrable Securities in such jurisdictions; provided, however, Company shall not, by virtue of this Agreement, be required to qualify generally to do business as a foreign corporation, subject itself to taxation, or consent to general service of process, in any jurisdiction wherein it would not, but for the requirements of this Section 4.4, be obligated to be qualified;

          4.5 notify Holder and Manager promptly and, if requested by any such person, confirm such notification in writing, (A) when a prospectus or any prospectus supplement has been filed with the SEC, and, with respect to a registration statement or any post-effective amendment thereto, when the same has been declared effective by the SEC, (B) of any request by the SEC for amendments or supplements to a registration statement or related prospectus, or for additional information, (C) of the issuance by the SEC of any stop order or the initiation of any proceedings for such or a similar purpose (and Company shall make every reasonable effort to obtain the withdrawal of any such order at the earliest practicable time), (D) of the receipt by Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (and Company shall make every reasonable effort to obtain the withdrawal of any such suspension at the earliest practicable time), (E) of the occurrence of any event with requires the making of any changes to a registration statement or related prospectus so that such documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and Company shall promptly prepare and furnish to Holder and Manager a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (F) of Company's determination that the filing of a post-effective amendment to the Registration Statement shall be necessary or appropriate. Holder agrees that Holder shall, as expeditiously as possible, notify Company at any time when a prospectus relating to a registration statement covering Holder's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event of the kind described in this Section 4.5 as a result of any information provided by Holder for inclusion in such prospectus included in such registration statement and, at the request of Company, promptly prepare and furnish to it such information as may be necessary so that, after incorporation into a supplement or amendment of such prospectus as thereafter delivered to the purchasers of such securities, the information provided by Holder shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Holder shall be deemed to have agreed by acquisition of such Registrable Securities that upon the receipt of any notice from the Company of the occurrence of any event of the kind described in clause (E) of this Section 4.5, such Holder shall forthwith discontinue Holder's offer and disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Holder shall have received copies of a supplemented or amended prospectus which is no longer defective as contemplated by clause (E) of this Section 4.6 and, if so directed by


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Company, shall deliver to Company, at Company's expense, all copies (other than permanent file copies) of the defective prospectus covering such Registrable Securities which are then in Holder's possession. In the event Company shall provide any notice of the type referred to in the preceding sentence, the 90-day period mentioned in Section 4.1 hereof shall be extended by the number of days from and including the date such notice is provided, to and including the date when Holder shall have received copies of the corrected prospectus contemplated by clause (E) of this Section 4.5, plus an additional seven days;

          4.6 use all reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on each securities exchange or the Nasdaq Stock Market, as applicable, on which similar securities issued by Company are then listed, if the listing of such Registrable Securities is then permitted under the rules and regulations of such exchange or the Nasdaq Stock Market, as applicable;

          4.7 engage and provide a transfer agent for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

          4.8 whether or not an underwriting agreement of the type referred to in Section 2.1.1(c) hereof is entered into and whether or not any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent or any other entity, (A) make such representations and warranties to the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of common stock or other equity securities pursuant to any appropriate agreement and/or to a registration statement filed on the form applicable to such registration; (B) obtain an opinion of counsel to Company in customary form and covering such matters, of the type customarily covered by such opinions, as the Manager, if any, and as Holder may reasonably request; (C) obtain a "cold comfort" letter or letters from the independent certified public accountants of Company addressed to the underwriters, if any, thereof, dated (i) the effective date of such registration statement and (ii) the date of the closing under the underwriting agreement relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered, from time to time, by letters of such type and such other financial matters as the Manager, if any, may reasonably request; (D) deliver such documents and certificates, including officers' certificates, as may be reasonably requested by the indemnitees, if any, therefor and the Manager, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (A) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by Company, and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in this Agreement;

          4.9 permit Holder to participate in the preparation of such registration statement and include therein material acceptable to the Company and its counsel, furnished to Company in writing which, in the reasonable judgment of Holder and its counsel, is required to be included therein;

          4.10 use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement by the SEC or any state securities authority as promptly as possible; and

          4.11 cooperate with Holder to facilitate the timely preparation and delivery of certificates representing Company Common Stock to be sold and enable certificates for such


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Company Common Stock to be issued for such number of shares of Company Common
Stock and registered in such names as Holder may reasonably request.

     5.   INDEMNIFICATION.

          5.1 Company shall indemnify and hold harmless Holder, each of its directors, officers and agents, each underwriter (as defined in the Securities
Act) of Registrable Securities, if any, and each person who controls (within the meaning of Section 15 of the Securities Act) Holder or any underwriter of the Registrable Securities held by or issuable to Holder, against all claims, losses, expenses, damages and liabilities, joint or several, including any of the foregoing incurred in settlement of any proceeding, commenced or threatened, (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to Company and relating to action or inaction required of Company in connection with any such registration, and shall reimburse Holder, each of its directors, officers and agents, each such underwriter and each person who controls Holder or any such underwriter for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, PROVIDED, HOWEVER, that Company shall not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to Company by Holder or such underwriter specifically for use therein. The indemnity provided by this Section 5.1 shall be in addition to any liability which Company may otherwise have.

          5.2 Holder shall indemnify and hold harmless Company, each of its directors and officers, each underwriter, if any, and each person who controls Company or any of the underwriters within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Company or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information pertaining to Holder, which is furnished in writing to Company by Holder specifically for use therein.

          5.3 If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an Indemnified Party (as defined below) in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then Company and Holder shall contribute to the amount paid or payable as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Company on the one hand and Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among


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other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Company on the one hand or Holder on the other and such person's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Company agrees that it would not be just and equitable if contribution pursuant to this Section 5.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 5.3. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 5.3 shall include any legal or other expenses reasonably incurred by such party in connection with investigating or, except as provided in Section 5.4 hereof, defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No person shall be required to contribute to any settlement effected without its consent, which consent shall not be unreasonably withheld. If, however, indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Sections 5.1 to 5.3 hereof without regard to the relative fault of such indemnifying party or indemnified party or any other equitable considerations.

          5.4 Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, unless the Indemnified Party in its reasonable judgment determines that joint representation by counsel for the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such action, in which case the Indemnified Party shall be entitled to be represented by separate counsel selected by it, the reasonable fees and expenses of which shall be borne by the Indemnifying Party, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

          5.5 Notwithstanding the foregoing, to the extent that the provisions on indemnification of the underwriters and their controlling persons contained in the Underwriting Agreement in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the Underwriting Agreement shall control as to indemnification of the underwriters and their controlling persons in the public offering.

          5.6 Notwithstanding the foregoing, in no event shall Holder be liable under this Section 5 for an amount exceeding the net proceeds received by Holder from the sale of its Registrable Securities pursuant to the registration rights granted to Holder hereunder.

     6. INFORMATION BY HOLDER. Holder shall promptly furnish to Company such information


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regarding Holder as Company may reasonably request and as shall be required in connection with any registration referred to herein.

     7. ELIGIBILITY FOR FORM S-3. Company agrees that, until its obligations to effect registrations pursuant to this Agreement have been discharged and Holder is able to make sales of Registrable Securities pursuant to Rule 145(d) under the Securities Act without compliance with any of the provisions of Rule 144 thereunder, Company shall remain eligible to register the Registrable Securities on Form S-3.

     8. RULE 144. Company agrees that, until its obligations to effect registrations pursuant to this Agreement have been discharged and Holder is able to make sales of Registrable Securities pursuant to Rule 145(d) under the Securities Act without compliance with any of the provisions of Rule 144 thereunder, Company shall (A) comply with the requirements of Rule 144(c), as such rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC), regarding the availability of current public information to the extent required to enable Holder to sell Registrable Securities without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation), and (B) furnish to Holder upon request a written statement by Company that it has complied with the requirements of Rule 144(c) and of the Securities Act of the Securities Exchange Act of 1934, as amended.

     9. EXECUTION; AMENDMENTS. This Agreement may be executed in counterparts, all of which shall constitute a single instrument. This Agreement may be amended only by a writing signed by Holder and Company.

     10. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by recognized overseas air courier, telecopied (and confirmed by written letter mailed or delivered as soon as practicable thereafter) or otherwise delivered by hand or by messenger, addressed (i) if to Holder, at its address stated in or furnished pursuant to the Reorganization Agreement or at such other address as Holder shall have furnished to Company or (ii) if to Company, at its address stated in or furnished pursuant to the Reorganization Agreement or at such other address as Company shall have furnished to Holder. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, when received if telecopied or, if sent by a recognized overseas air courier, at the earlier of its receipt or 72 hours after the same has been deposited with such air courier.

     11. This Agreement represents the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings between the parties hereto with respect to such subject matter; and any provision hereof can be waived only by a written instrument making specific reference to this Agreement signed by Company on the one hand, and Holder on the other hand.

     12. This Agreement shall be binding upon and shall inure to benefit of the parties hereto and their respective successors.

     13. The paragraph and section headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning, interpretation or construction of the terms or other provisions of this Agreement.


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

     14. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California applicable to contracts to be made, executed, delivered and performed wholly within such state and, in any case, without regard to the conflicts of law principles of such state.

     15. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     16. Company acknowledges that it would be impossible to determine the amount of damages that would result form any breach by it of any of the provisions of this Agreement and the remedy at law for any breach, or threatened breach, of any such provisions would likely be inadequate and, accordingly, agrees that Holder shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain Company from violating any of, such provisions. In connection with any action or proceeding for injunctive relief, Company hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have such provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of this Agreement.

     17. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof which cannot be settled by mutual agreement shall finally be settled by a court of competent jurisdiction in Santa Clara County, California.

     18. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     Executed as of the date first above written.

COMPANY:                           C-CUBE MICROSYSTEMS INC.

                                   By:
                                       -----------------------------------------
                                   Title:
                                          --------------------------------------


HOLDER:                            SAGEM INTERNATIONAL S.A.



                                   By:
                                       -----------------------------------------
                                   Title:
                                          --------------------------------------


                                   SAGEM S.A.


                                   By:
                                       -----------------------------------------
                                   Title:
                                          --------------------------------------


                                   IENA INTERNATIONAL S.A.


                                   By:
                                       -----------------------------------------
                                   Title:
                                          --------------------------------------


                                   TREGOR ELECTRONIQUE S.A.


                                   By:
                                       -----------------------------------------
                                   Title:
                                          --------------------------------------


                                       11